Exhibit 99.1

Dave Reports Second Quarter 2026 Financial Results

Q2 Revenue Grows 30% Y/Y to $170.8 Million Driven by Continued MTM Growth and ARPU Expansion

28-DPD Rate Improves 14 Basis Points Y/Y to 2.12%, While ExtraCash Originations Grew 27% Y/Y to $2.3 Billion

Net Income of $6.7 Million Includes $36.9 Million of Non-Cash Warrant and Earnout Remeasurement Charges

Adj. EBITDA Increases 48% Y/Y to $75.5 Million, Representing a 44% Margin

Raises 2026 Revenue, Adj. EBITDA and Adj. Diluted EPS Guidance

LOS ANGELES, CA – August 5, 2026 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation's leading neobanks, today reported its financial results for the second quarter ended June 30, 2026.

“We closed the first half with our ninth consecutive quarter of at least 30% year-over-year revenue growth as we once again demonstrated the strength and durability of our business,” said Jason Wilk, Founder and CEO of Dave. “The rollout of CashAI v6.0, alongside the relaxing of legacy fee caps and planned higher ExtraCash limits, gives us even greater conviction in our ARPU outlook. In addition, early engagement with Dave Flex has been promising and we continue to expand test cohorts. At the same time, we expect MTM growth to accelerate in the second half of 2026, supported by strong member acquisition trends.”

Wilk continued, “Based on our strong first-half performance, the depth of our product roadmap, and the significant operating leverage we continue to see in our model, we are raising our full-year 2026 guidance for Revenue, Adjusted EBITDA, and Adjusted Diluted EPS.”

Quarterly Financial Highlights ($ in millions, except for per share amounts, unaudited)

	2Q25	3Q25	4Q25	1Q26	2Q26
GAAP Operating Revenues, Net	$131.7	$150.8	$163.7	$158.4	$170.8
% Change vs. prior year period	64%	63%	62%	47%	30%
Non-GAAP Gross Profit*	$92.0	$104.2	$121.9	$114.4	$123.8
% Change vs. prior year period	78%	62%	68%	37%	34%
Non-GAAP Gross Profit Margin*	70%	69%	74%	72%	72%
Change vs. prior year period	500 bps	0 bps	300 bps	(500) bps	300 bps
GAAP Net Income	$9.1	$92.0	$66.0	$57.9	$6.7
% Change vs. prior year period	42%	19,658%	292%	101%	-26%
Adjusted Net Income*(1)	$40.5	$64.6	$53.3	$52.3	$56.4
% Change vs. prior year period	290%	208%	92%	61%	39%
Adjusted EBITDA*(1)	$50.9	$58.7	$72.9	$69.3	$75.5
% Change vs. prior year period	236%	137%	118%	57%	48%
Adj. Net Income per Diluted Share*(1)	$2.78	$4.45	$3.69	$3.64	$4.12
% Change vs. prior year period	263%	196%	93%	64%	48%

*Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

(1) Beginning in the second quarter of 2026, the Company updated its definitions of Adjusted Net Income and Adjusted EBITDA to exclude: (i) other strategic financing and transactional expenses and (ii) litigation expenses related to the FTC/DOJ matter; Adjusted EBITDA was further updated to exclude (iii) funding costs. Prior periods have not been recast because the effect of these items on such periods was immaterial.

Second Quarter 2026 Operating Highlights (vs. Second Quarter 2025)

•
New members increased 32% to 951,000, at a customer acquisition cost of $19
•
Monthly Transacting Members (“MTMs”) increased 17% to 3.08 million
•
ExtraCash originations increased 27% to $2.3 billion, while ExtraCash Monetization Rate Net of Losses expanded nearly 9 basis points to 4.8%
•
28-day past due rate improved 6% to 2.12%
•
Dave Debit Card spend increased 7% to $530 million

Liquidity Summary

As of June 30, 2026, the Company had $254.4 million in cash and cash equivalents, investments, and restricted cash, compared to $177.8 million as of March 31, 2026. The $76.6 million increase was primarily driven by $93.0 million funded through the Coastal Community Bank arrangement, offset by $19.1 million of share repurchases during the quarter, leaving $94.1 million available under the Company’s share repurchase authorization.

2026 Financial Guidance ($ in millions)

	Prior FY 2026	New FY 2026
GAAP Operating Revenues, Net	$710 - $720	$725 - $735
Year-Over-Year Growth	28% - 30%	31% - 33%
Adjusted EBITDA*	$305 - $315	$315 - $325
Adj. Net Income per Diluted Share*	$16.25 - $16.75	$17.00 - $17.50

*Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave's CFO and COO, Kyle Beilman, commented: “This quarter demonstrated the quality of our earnings growth. Non-GAAP gross margin expanded nearly 300 basis points year-over-year to 72%. Credit performance remained strong, with our 28-day past due rate improving 6% year-over-year while originations grew 27%. That strength has continued into the third quarter, supported by the early rollout of our CashAI v6.0 underwriting model, which we expect to sustain loss rates in a similar range to Q2 while driving larger ExtraCash origination sizes. With loss provision calendar dynamics turning favorable in the second half, we expect non-GAAP gross margin to continue expanding into the mid-70s.”

“Marketing and activation investment grew 32% year-over-year while CAC held flat at $19, further demonstrating the scalability of our growth engine. As returns have exceeded our expectations at higher spend levels, we plan to invest above our original plan in the second half. Near term, that incremental investment is expected to shift our growth mix toward MTMs, as newer members begin at lower ARPU and monetize more over time.”

“Our Coastal Community Bank funding structure had $93.0 million outstanding at the end of Q2. As this program scales, it makes our funding model significantly more capital-efficient, lowers our cost of funds, and frees up meaningful liquidity to pursue high-return organic growth opportunities and continue to return capital to shareholders.”

Conference Call

Dave management will host a conference call on Wednesday, August 5, 2026, at 5:00 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2026, followed by a question-and-answer period. The conference call details are as follows:

Date: Wednesday, August 5, 2026

Time: 5:00 p.m. Eastern time

Conference Call Registration: link

Webcast: link

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a U.S. neobank pioneering innovative credit products for everyday Americans. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “opportunity,” “plans,” “projects,” “remains,” “should,” “targets,” “well-positioned,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave's future performance and growth, statements relating to fiscal year 2026 guidance, projected financial results for future periods and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological and AI-related developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to successfully launch new products and services; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on two bank partners; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, tariffs, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 and any subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to adjusted net income, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as GAAP net income before the impact of interest income and/or expense, and funding costs, provision for income taxes, depreciation and amortization, and adjusted to exclude legal settlement expenses, and litigation expenses related to the FTC/DOJ matter, stock-based compensation expense, other strategic financing and transactional expenses, discretionary or non-recurring income, changes in fair value of earnout liabilities and changes in fair value of public and private warrant liabilities. The Company defines and calculates adjusted EBITDA margin as adjusted EBITDA as a percentage of GAAP operating revenues, net. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, discretionary or non-recurring income, legal settlement expenses, and litigation expenses related to the FTC/DOJ matter, other strategic financing and transactional expenses, changes in fair value of earnout liabilities and changes in fair value of public and private warrant liabilities, the income tax impact related to the release of the valuation allowance and the income tax impact related to stock-based compensation. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and six months ended June 30, 2026, and 2025.

Investor Relations Contact
Sean Mansouri, CFA or Stefan Norbom
Elevate IR
DAVE@elevate-ir.com

Media Contact
Dan Ury
press@dave.com

DAVE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Month Ended June 30,
	2026	2025	2026	2025

Operating revenues:
Service based revenue, net	$160.0	$121.5	$307.6	$219.4
Transaction based revenue, net	10.8	10.2	21.6	20.3
Total operating revenues, net	170.8	131.7	329.2	239.7
Operating expenses:
Provision for credit losses	28.8	25.2	55.4	35.8
Processing and servicing costs	10.3	7.2	19.9	14.2
Financial network and transaction costs	7.9	7.3	15.7	14.3
Advertising and activation costs	20.3	15.5	34.6	27.4
Compensation and benefits	35.7	26.4	63.3	53.7
Technology and infrastructure	3.8	2.9	7.2	5.6
Other operating expenses	11.7	6.2	21.3	12.5
Total operating expenses	118.5	90.7	217.4	163.5
Other (income) expenses:
Interest expense, net	0.7	1.2	1.6	2.5
Changes in fair value of earnout liabilities	11.3	7.9	8.1	7.5
Changes in fair value of public and private warrant liabilities	25.6	20.4	17.3	20.8
Total other (income) expense, net	37.6	29.5	27.0	30.8
Net income before provision for income taxes	14.7	11.5	84.8	45.4
Provision for income taxes	8.0	2.4	20.2	7.5
Net income	$6.7	$9.1	$64.6	$37.9

Net income per share:
Basic	$0.53	$0.68	$4.94	$2.86
Diluted	$0.49	$0.62	$4.60	$2.61
Weighted-average shares used to compute net income per share
Basic	12,719,166	13,364,926	$13,075,038	13,246,266
Diluted	13,679,803	14,554,218	$14,037,743	14,475,435

RECONCILIATION OF TOTAL OPERATING REVENUES, NET
(in millions)
(unaudited)

	For the Three Months Ended June 30,		For the Six Month Ended June 30,
	2026	2025	2026	2025

Service based revenue, net
Processing and overdraft service fees, net	$144.9	$113.5	$278.5	$196.9
Tips	—	—	—	7.5
Subscriptions	15.1	8.1	29.0	14.9
Other	—	(0.1)	0.1	0.1
Transaction based revenue, net
Interchange revenue, net	6.0	6.0	12.2	11.9
ATM revenue, net	0.6	0.7	1.3	1.5
Other	4.2	3.5	8.1	6.9
Total operating revenues, net	$170.8	$131.7	$329.2	$239.7

CALCULATION OF NON-GAAP GROSS PROFIT
(in millions)
(unaudited)

	For the Three Months Ended June 30,		For the Six Month Ended June 30,
	2026	2025	2026	2025

GAAP operating revenues, net	$170.8	$131.7	$329.2	$239.7
Less: Variable operating expenses
Provision for credit losses	(28.8)	(25.2)	(55.4)	(35.8)
Processing and servicing costs	(10.3)	(7.2)	(19.9)	(14.2)
Financial network and transaction costs	(7.9)	(7.3)	(15.7)	(14.3)
Non-GAAP gross profit	$123.8	$92.0	$238.2	$175.4
Non-GAAP gross profit margin	72%	70%	72%	73%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in millions)
(unaudited)

	For the Three Months Ended June 30,		For the Six Month Ended June 30,
	2026	2025	2026	2025

Net income	$6.7	$9.1	$64.6	$37.9
Interest expense, net and funding costs	1.2	1.2	2.1	2.5
Provision for income taxes	8.0	2.4	20.2	7.5
Depreciation and amortization	2.0	1.6	3.6	3.1
Stock-based compensation	16.4	8.3	23.5	15.8
Legal settlement and litigation expenses	4.0	—	5.1	—
Other strategic financing and transactional expenses	0.3	—	0.3	—
Changes in fair value of earnout liabilities	11.3	7.9	8.1	7.5
Changes in fair value of public and private warrant liabilities	25.6	20.4	17.3	20.8
Adjusted EBITDA	$75.5	$50.9	$144.8	$95.1
Adjusted EBITDA margin	44%	39%	44%	40%

DAVE INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in millions, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Month Ended June 30,
	2026	2025	2026	2025

Net income	$6.7	$9.1	$64.6	$37.9
Stock-based compensation	16.4	8.3	23.5	15.8
Legal settlement and litigation expenses	4.0	—	5.1	—
Other strategic financing and transactional expenses	0.3	—	0.3	—
Changes in fair value of earnout liabilities	11.3	7.9	8.1	7.5
Changes in fair value of public and private warrant liabilities	25.6	20.4	17.3	20.8
Income tax expense (benefit) related to stock-based compensation	(7.9)	(5.2)	(10.2)	(9.0)
Adjusted net income	$56.4	$40.5	$108.7	$73.0

Adjusted net income per share:
Basic	$4.43	$3.03	$8.31	$5.51
Diluted	$4.12	$2.78	$7.74	$5.04

DAVE INC.
SUMMARY BALANCE SHEET
(in millions)

	June 30,	December 31,
	2026	2025
	(unaudited)
Cash, cash equivalents, restricted cash, and investments	$254.4	$123.2
Member receivables, net of allowance for credit losses	232.2	297.3
Other assets	84.2	66.9
Total assets	$570.8	$487.4

Debt facility, current	$75.0	$75.0
Other current liabilities	47.9	39.0
Convertible notes, net of discount and issuance costs	193.1	—
Other liabilities	46.9	20.7
Total liabilities	$362.9	$134.7

Total shareholders' equity	$207.9	$352.7